UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Sleepytime Drive, Boulder, CO 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”) held on August 15, 2023, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Neil Campbell as a new director, effective September 1, 2023. Mr. Campbell was also appointed as a member of the Strategy Committee of the Board, effective upon his appointment as a director. Mr. Campbell will be nominated for reelection at the Company’s 2023 annual meeting of stockholders.

Mr. Campbell served as the Managing Director of Warburtons Limited, the largest bakery business and one of the largest individual food or drink brands in the United Kingdom, from 2013 to August 2022. As Managing Director, Mr. Campbell oversaw all operations at Warburtons. Mr. Campbell led Warburtons’ transformation from a bread-centric business to a broader portfolio of bakery products. Prior to joining Warburtons, from 1993 to 2013, Mr. Campbell served in roles of increasing responsibility at PepsiCo, Inc. in North America, the United Kingdom and Benelux, including as President of Tropicana North America from 2008 to 2013 and as General Manager of Walkers Snacks in the United Kingdom from 2005 to 2008. Mr. Campbell began his career at Cadbury Schweppes in the United Kingdom and the United States.

There is no arrangement or understanding between Mr. Campbell and any other person pursuant to which Mr. Campbell was selected as a director. There have been no transactions involving Mr. Campbell that would be required to be disclosed by Item 404(a) of Regulation S-K.

The Corporate Governance and Nominating Committee of the Board has determined that Mr. Campbell is “independent” as defined by applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”) applicable to Board service.

In connection with his service as a non-employee director, Mr. Campbell will receive prorated compensation in accordance with the Company’s compensation program for non-employee directors as described in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on October 7, 2022. The Company also expects Mr. Campbell to enter into the Company’s standard indemnification agreement for its non-employee directors.

A copy of the Company’s press release issued on August 18, 2023 announcing Mr. Campbell’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated August 18, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2023

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	Chief Legal and Corporate Affairs Officer, Corporate Secretary